                                                                   EXHIBIT 99.1


                              [ATHEROGENICS LOGO]

FOR IMMEDIATE RELEASE

           ATHEROGENICS REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

ATLANTA, GA - July 24, 2003 - AtheroGenics, Inc. (Nasdaq: AGIX), a pharmaceutical company focused on the treatment of chronic inflammatory diseases, today reported financial results from operations for the three- and six-month periods ended June 30, 2003, reflecting further advancement in the company's research and development activities.

Research and development expenses for the three months ended June 30, 2003, increased to $10.8 million from $5.3 million for the comparable quarter in 2002. For the six months ended June 30, 2003, research and development expenses increased to $21.0 million, compared to $10.7 million for the same period in 2002. The increase in research and development expenses reflects further development progress associated with the company's lead compound, AGI-1067, which completed several implementation activities and began enrollment of it's Phase III clinical program known as ARISE (Aggressive Reduction of Inflammation Stops Events). Also contributing to the increase were costs associated with the ongoing CART-2 Phase IIb clinical trial for AGI-1067.

General and administrative expenses for the three months ended June 30, 2003, increased to $1.2 million compared to $1.0 million for the same period in the prior year. For the six months ended June 30, 2003, general and administrative expenses increased to $2.4 million, compared to $2.0 million for the same period in 2002. The increase in both periods reflects costs for business development activities associated with partnership discussions for AGI-1067.

In summary, AtheroGenics incurred a net loss of $12.3 million, or $(0.34) per share, for the three months ended June 30, 2003, compared to a net loss of $6.6 million, or $(0.24) per share, for the same period in 2002. For the six months ended June 30, 2003, AtheroGenics incurred a net loss of $23.8 million, or $(0.68) per share, compared to a net loss of $13.1 million, or $(0.47) per share, for the same period in 2002. At June 30, 2003, AtheroGenics had $61.2 million in cash, cash equivalents and short-term investments.

"The second quarter was one of continuing advancement in our product pipeline at AtheroGenics," said Russell M. Medford, M.D., Ph.D., President and Chief Executive Officer of the company. "During this time period, we reached two important clinical milestones with AGI-1067 and AGIX-4207, and we also reported on some very exciting preclinical asthma data resulting from a potent new chemical series of second generation v-protectants."

AetheroGenics Report Second Quarter 2003 Financial Results
July 24, 2003
Page 2


SECOND QUARTER 2003 COMPANY HIGHLIGHTS INCLUDED:

         - Beginning patient enrollment in ARISE, the company's pivotal, 4,000-patient Phase III clinical trial evaluating AGI-1067 as an oral treatment for atherosclerosis.

         - Reporting positive results from the company's Phase II safety and biomarker clinical trial of oral agent AGIX-4207 in patients with rheumatoid arthritis.

         - Presenting at the American Thoracic Society (ATS) 2003 International Conference, three abstracts featuring preclinical data on the company's novel, second generation vascular protectants for asthma.

CONFERENCE CALL INFORMATION

AtheroGenics will host a conference call at 9:00 a.m. EDT today, July 24, to discuss the company's second-quarter financial results and management's outlook. To participate in the call, dial 1-800-915-4836 (U.S. and Canada), or 1-973-317-5319 (international). A replay of this call will be available from approximately 11:00 a.m. EDT today until 11:59 p.m. EDT on July 31, 2003, by dialing (U.S. and Canada) 1-800-428-6051 or (international) 1-973-709-2089. The rebroadcast Passcode ID number is 298733.

A copy of this press release is posted on the AtheroGenics Website at www.atherogenics.com in the Press Releases section.

ABOUT ATHEROGENICS

AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases, including heart disease (atherosclerosis), rheumatoid arthritis and asthma. The company has four drug development programs in the clinic. AtheroGenics' lead compound AGI-1067 is being evaluated in a pivotal Phase III clinical trial called ARISE (Aggressive Reduction of Inflammation Stops Events) as an oral therapy for the treatment of atherosclerosis. AGIX-4207, the company's second clinical compound derived from its proprietary v-protectant(TM) technology platform, is a novel, oral agent being tested in a Phase II clinical program for the treatment of rheumatoid arthritis. AGIX-4207 I.V. is an intravenous rheumatoid arthritis treatment that has completed a Phase I clinical study. AGI-1096 is a novel, oral agent that has completed a Phase I clinical trial for the prevention of organ transplant rejection. For more information about AtheroGenics, please visit www.atherogenics.com.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, research, development and commercialization of our product candidates, anticipated trends in our business, and other risks that could cause actual results to differ materially. These risks are discussed in AtheroGenics' Securities and Exchange Commission filings, including but not limited to the risks discussed in AtheroGenics' Form 10-K for fiscal 2002 and our Quarterly

AetheroGenics Report Second Quarter 2003 Financial Results
July 24, 2003
Page 3


Report on Form 10-Q for the first quarter of 2003. These documents may be examined at public reference facilities maintained by the SEC or accessed through the SEC's web site http://www.sec.gov.

                                      ###


ATHEROGENICS, INC.           INVESTOR RELATIONS           MEDIA RELATIONS
Mark P. Colonnese            Lilian Stern                 Katie Brazel
Chief Financial Officer      Stern Investor Relations     Fleishman Hillard
678-336-2511                 212-362-1200                 404-739-0150
investor@atherogenics.com    lilian@sternir.com           brazelk@fleishman.com

AetheroGenics Report Second Quarter 2003 Financial Results
July 24, 2003
Page 4


                               ATHEROGENICS, INC.
                            STATEMENTS OF OPERATIONS

                                  (UNAUDITED)


                                                    THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                          JUNE 30,                              JUNE 30,
                                                -------------------------------       -------------------------------
                                                   2003                2002               2003               2002
                                                ------------       ------------       ------------       ------------

REVENUES .................................      $         --       $         --       $         --       $         --

OPERATING EXPENSES:
      Research and development ...........        10,833,917          5,317,582         20,992,318         10,703,196
      General and administrative .........         1,238,980          1,024,849          2,432,272          2,008,195
      Amortization of deferred stock
             compensation ................           469,517            499,323            790,186            998,646
                                                ------------       ------------       ------------       ------------
             Total operating expenses ....        12,542,414          6,841,754         24,214,776         13,710,037
                                                ------------       ------------       ------------       ------------
Operating loss ...........................       (12,542,414)        (6,841,754)       (24,214,776)       (13,710,037)
Net interest income ......................           206,436            269,260            384,097            573,828
                                                ------------       ------------       ------------       ------------
NET LOSS .................................      $(12,335,978)      $ (6,572,494)      $(23,803,679)      $(13,136,209)
                                                ============       ============       ============       ============

Net loss per share - basic and diluted ...      $      (0.34)      $      (0.24)      $      (0.68)      $      (0.47)
                                                ============       ============       ============       ============
Weighted average shares outstanding -
      basic and diluted ..................        36,458,982         27,925,386         34,884,745         27,900,963
                                                ============       ============       ============       ============


                               ATHEROGENICS, INC.
                               BALANCE SHEET DATA
                                  (UNAUDITED)


                                                 JUNE 30,                DECEMBER 31,
                                                   2003                      2002
                                              -------------             -------------

Cash, cash equivalents and
      short-term investments .....            $  61,200,059             $  34,671,131
Working capital ..................               55,512,490                30,009,013
Total assets .....................               66,602,368                37,952,044
Deferred stock compensation ......               (1,072,843)               (1,243,786)
Accumulated deficit ..............             (113,074,173)              (89,243,494)
Total shareholders' equity .......               58,202,960                32,493,713